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                                                                Exhibit 99.1


                                                                Maxcor Financial

FOR IMMEDIATE RELEASE
---------------------

                           MAXCOR FINANCIAL GROUP INC.
                        HOLDS ANNUAL STOCKHOLDER MEETING

                   3 Directors Re-elected to Three-year Terms
                   ------------------------------------------

         (New York, New York - June 8, 2000) - Shareholders at the annual meeting of Maxcor Financial Group Inc. (Nasdaq: MAXF) voted today to re-elect three current directors of the Company - James W. Stevens, Frederick B. Whittemore and Robin A. Clark - to the Company's nine-member board. Their term of office as Class I directors will expire in three years.

         Mr. Stevens, 63, has been a director of the Company since its August 1996 acquisition of its Euro Brokers inter-dealer brokerage business. From 1987 through 1994, Mr. Stevens held various senior positions at The Prudential Insurance Company of America, including serving on its Operating Council and as Chairman and Chief Executive Officer of the Prudential Asset Management Group. Previously, he was a Managing Director of Dillon Read & Co. Inc., Chairman of Citicorp Venture Capital Ltd. and Group Executive of Citicorp's Capital Markets Group.

         Mr. Whittemore, 68, has been a director of the Company since its inception in 1994. Since 1989, Mr. Whittemore has been an Advisory Director at Morgan Stanley & Co. Incorporated. He started at the investment bank in 1958, was named a Partner in 1967 and a Managing Director from 1970 to 1988. He has also been a member of the Council of Foreign Relations since 1983 and was Chairman of the Board of the Amos Tuck School of Business Administration at Dartmouth College from 1988 to 1992. Mr. Whittemore is also a former Governor and Vice Chairman of the American Stock Exchange.

         Mr. Clark, 30, was appointed a director of the Company in January 2000. Mr. Clark is Chief Executive Officer of Euro Brokers Holdings Limited, the Company's holding corporation for its Euro Brokers London operations, Joint Managing Director of its Euro Brokers Finacor venture and a director of its Euro Brokers Switzerland operations. Mr. Clark joined the Company in 1994 to establish its yen derivatives business in London, and assumed management responsibility for its London operations in November 1996. Prior to joining Maxcor, Mr. Clark was Divisional Director at M.W. Marshalls & Co.

         In a related matter, shareholders at the annual meeting ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending Dec. 31, 2000.



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         In comments to attendees at the annual meeting, Gilbert Scharf,
Chairman and Chief Executive Officer of Maxcor, reported on various aspects of the Company's business. Among other things, Mr. Scharf told shareholders that the Company had in late May successfully begun the deployment of its electronic, interactive brokerage system for emerging market debt, specifically Brady bonds and global bonds, and was in the process of expanding the user base for the system. He also indicated that, to date, the Company has repurchased a total of 68,002 shares of its common stock under its previously announced stock repurchase program.

         Maxcor Financial Group Inc. (www.maxf.com), through its various Euro Brokers entities, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and currency derivatives, emerging market products, cash deposits and other money market instruments, repurchase agreements, corporate bonds and other fixed income securities, and certain energy products (including electricity, physical emissions and coal). Maxcor Financial Inc. is the Company's U.S. registered broker-dealer subsidiary, and Maxcor Financial Asset Management Inc. is the Company's SEC registered investment adviser subsidiary. The Company employs approximately 600 persons and maintains principal offices in New York, London, and Tokyo, with other offices in Stamford (CT), York (PA), Vancouver (WA), Geneva, Toronto and Mexico City.

Contact:          Maxcor Financial Group Inc., New York
                  Investor Relations: Roger Schwed, (212) 748-7000



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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as "believes," "anticipates," "expects" and similar phrases. Such forward-looking statements, which describe the Company's current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond the control of the Company. Actual results or performance could differ materially from that expected by the Company. Uncertainties include factors such as market and economic conditions, the success of technology development and deployment, the status of relationships with employees, customers and clearing firms, possible third-party litigations or other unanticipated contingencies, the actions of competitors, and government regulatory changes. Reference is made to the "Cautionary Statements" section of the Company's 1999 Annual Report on Form 10-K and to the Company's subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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